UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

CPI Card Group Inc. 10026 West San Juan Way Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(303) 973-9311

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03. Material Modification to Rights of Security Holders.

On December 18, 2017, CPI Card Group Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect a one-for-five (1-for-5) reverse stock split (the “Reverse Stock Split”).  The Reverse Stock Split became effective at 12:01 a.m. ET on December 20, 2017 (the “Effective Time”), in accordance with the Certificate of Amendment. As a result of the Reverse Stock Split, the common stock, par value $0.001 per share (the “Common Stock”), of the Company began trading on a split-adjusted basis when the market opened on December 20, 2017.

Pursuant to the Reverse Stock Split, shares of the Common Stock were automatically consolidated at the rate of one for five (1-for-5) without any further action on the part of the Company’s stockholders. The number of authorized shares of Common Stock was not reduced in connection with the Reverse Stock Split. No fractional shares will be issued following the Reverse Stock Split. In lieu of any fractional shares, any holder of less than one share of Common Stock will be entitled to receive cash for such holder’s fractional share.

In addition, the Reverse Stock Split reduced the number of shares of Common Stock available for issuance under the Company’s equity compensation plans in proportion to the Reverse Stock Split ratio. At the Effective Time, the Reverse Stock Split caused a reduction in the number of shares of Common Stock issuable upon exercise or vesting of equity awards in proportion to the Reverse Stock Split ratio and caused a proportionate increase in any exercise price of such awards. The number of shares of Common Stock issuable upon exercise or vesting of equity awards will be rounded down to the nearest whole share.

The Common Stock will continue to trade on the Nasdaq Global Select Market and on the Toronto Stock Exchange under the symbol “PMTS” but will trade under the new CUSIP number 12634H 200. The Reverse Stock Split is intended to increase the market price per share of the Common Stock in order to comply with Nasdaq Global Select Market’s continued listing standards relating to minimum bid price per share.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 hereof is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On December 19, 2017, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation filed on December 18, 2017

99.1	Press Release dated December 19, 2017 announcing the Reverse Stock Split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: December 22, 2017	By:	/s/ Sarah J. Kilgore
	Name:	Sarah J. Kilgore
	Title:	Chief Legal and Compliance Officer